Exhibit 99.1
SWIFT SERVICES HOLDINGS, INC.
*AND THE ADDITIONAL GUARANTORS

OFFER FOR ALL OUTSTANDING
10.000% SENIOR SECOND PRIORITY SECURED NOTES DUE 2018
IN EXCHANGE FOR
10.000% SENIOR SECOND PRIORITY SECURED NOTES DUE 2018
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)

[ • ], 2011

To our Clients:

Enclosed for your consideration is a prospectus, dated [ • ], 2011 (the “Prospectus”), relating to the offer (the “Exchange Offer”) of Swift Services Holdings, Inc., a Delaware corporation (the “Issuer”), and Swift Transportation Company, a Delaware corporation (“Swift”), and certain subsidiaries of Swift, as guarantors (together with the Issuer and Swift, the “Swift Parties”) to exchange up to $500,000,000 aggregate principal amount of 10.000% Senior Second Priority Secured Notes due 2018 which have been registered under the Securities Act (individually an “Exchange Note” and collectively, the “Exchange Notes”), for a like principal amount of the Issuer’s issued and outstanding 10.000% Senior Second Priority Secured Notes due 2018 (individually a “Restricted Note” and collectively, the “Restricted Notes”) from the registered holders thereof, upon the terms and subject to the conditions described in the Prospectus. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.” The Exchange Offer is being made in order to satisfy certain obligations of the Swift Parties contained in the Registration Rights Agreement, dated December 21, 2010, by and among the Swift Parties and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Restricted Notes held by us for your account but not registered in your name. A tender of such Restricted Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Restricted Notes by book-entry transfer of the Restricted Notes into the exchange agent’s account at The Depository Trust Company.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the applicable Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ • ], 2011 (the “Expiration Date”) unless the Exchange Offer is extended by the Swift Parties. Any Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all of the Restricted Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer.”

3. Holders of Restricted Notes will not be obligated to pay any transfer taxes in connection with the tender of Restricted Notes in the Exchange Offer unless they instruct the Swift Parties to register Exchange Notes in the name of, or request that Restricted Notes not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, holders of Restricted Notes will be responsible for the payment of any applicable transfer tax.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on [ • ], 2011 unless the Exchange Offer is extended by the Swift Parties.

If you wish to have us tender your Restricted Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Swift Parties with respect to the Restricted Notes.

This will instruct you to tender the Restricted Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

Please tender the Restricted Notes held by you for my account as indicated below:

☐  Please tender the Restricted Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT
MATURITY OF RESTRICTED NOTES

10.000% Senior Second Priority Secured Notes due 2018: $

☐  Please do not tender any Restricted Notes held by you for my account.

Dated:          , 2011

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Restricted Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Restricted Notes held by us for your account.

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